                                                                   Exhibit 10.15


                               AMENDMENT TO LEASE

         THIS AMENDMENT TO LEASE (this "AMENDMENT") is entered into as of the 24th day of July, 2000, by and between BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company with an address of One Boston Place, Boston, Massachusetts 02108-4406 ("LANDLORD") and PRI AUTOMATION, INC., a Massachusetts corporation, formerly known as Precision Robots, Inc., with an address of 805 Middlesex Turnpike, Billerica, Massachusetts 01821 ("TENANT").

                                    RECITALS

A. Landlord is the owner of certain real property located and known as 805 Middlesex Turnpike, Billerica, Massachusetts (the "LOT") and the building thereon (the "BUILDING") (the Lot, together with the Building and all other improvements thereon, are hereinafter collectively referred to as the "PREMISES");

B. Reference is made to that certain lease dated as of May 5, 1994 entered into between The Prudential Insurance Company of America, as predecessor in interest to Landlord, as landlord (the "ORIGINAL Landlord"), and Precision Robots, Inc., as tenant, with respect to the Premises;

C. Landlord is the current owner of the Premises and the current holder of the landlord's interest under the Lease, and Tenant is the current holder of the tenant's interest under the Lease;

D. Pursuant to the Lease, Tenant has been, and is now, in occupancy of the Premises;

E. Pursuant to the Lease, the term thereof is set to expire on July 31, 2001;

F. Landlord and Tenant desire to amend the Lease in order to, among other things, extend the term of the Lease upon the terms and conditions set forth herein;

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

                                   AGREEMENTS

         1. CAPITALIZED TERMS. Each capitalized term appearing but not defined herein shall have the meaning, if any, ascribed to such term in the Lease.

         2. RECITALS. The recitals above set forth are true and complete and are incorporated herein by reference.

         3. AMENDMENTS. As of the date hereof, the Lease is amended as follows:

                  a. LANDLORD. Throughout the Lease, the words "The Prudential Insurance Company of America" are hereby deleted and the words "BCIA New England Holdings LLC, a Delaware limited liability company" are hereby inserted in lieu thereof.

                  b. TENANT. Throughout the Lease, the words "Precision Robots, Inc." are hereby deleted and the words "PRI Automation, Inc., a Massachusetts corporation" are hereby inserted in lieu thereof.

                  c.       REFERENCE DATA. In Exhibit 1 to the Lease (REFERENCE
                           DATA):

                           (i) In the section thereof in which the term "Premises" is defined, the words "consisting of 122,342 square feet (SF)" are hereby deleted and the words "agreed to contain 122,342 square feet (SF)" are hereby inserted in lieu thereof.

                           (ii) In the section thereof in which the term "Term" is defined, the words "Seven (7) years" are hereby deleted and the words "Seventeen (17) years" are hereby inserted in lieu thereof.

                           (iii) In the section thereof in which the term "Rent" is defined, the following language is hereby inserted at the end thereof:

"Year 8 $19.50 per SF Net, Net, Net,  $2,385,669 per year;  $198,805.75 per month

Year 9 $19.50 per SF Net, Net, Net,   $2,385,669 per year;  $198,805.75 per month

Year 10 $19.50 per SF Net, Net, Net,  $2,385,669 per year;  $198,805.75 per month

Year 11 $19.50 per SF Net, Net, Net,  $2,385,669 per year;  $198,805.75 per month

Year 12 $19.50 per SF Net, Net, Net,  $2,385,669 per year;  $198,805.75 per month

Year 13 $23.50 per SF Net, Net, Net,  $2,875,037 per year;  $239,586.42 per month

Year 14 $23.50 per SF Net, Net, Net,  $2,875,037 per year;  $239,586.42 per month

Year 15 $23.50 per SF Net, Net, Net,  $2,875,037 per year;  $239,586.42 per month

Year 16 $23.50 per SF Net, Net, Net,  $2,875,037 per year;  $239,586.42 per month

Year 17 $23.50 per SF Net, Net, Net,  $2,875,037 per year;  $239,586.42 per month"

                  d. EXPIRATION DATE. In ARTICLE I of the Lease (TERM), in the third (3rd) line of the first (1st) paragraph thereof, the date "July 31, 2001" is hereby deleted and the date "July 31, 2011" is hereby inserted in lieu thereof.

                  e. TAXES. In ARTICLE II of the Lease (PAYMENT OF RENT), in Section 2.2 thereof (Taxes), the second and third sentences thereof are hereby deleted effective as of August 1, 2000 and the following sentences are hereby inserted in place thereof as of such date:

                           "Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of fixed rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due with a sum equal to Tenant's required payment, as reasonably estimated by Landlord from time to time, on account of Taxes for the then current Tax Year as hereinafter defined. "Tax Year" shall mean a twelve (12) month period commencing on July 1 and falling wholly or partially within the Term. Once annually, Landlord shall advise Tenant of the amount of the tax bills for the prior Tax Year and the computation of Tenant's payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord as additional rent within thirty (30) days after being so advised by Landlord in writing, and the obligation to make such payment for any period within the Term shall survive the expiration or earlier termination of the Term."

                  f.       INSURANCE. In ARTICLE II of the Lease (PAYMENT OF
                           RENT), in Section 2.2.3 thereof (Insurance), the following shall be added to the end of the first sentence thereof:

                           "; provided, however, that from and after August 1, 2000, Tenant shall provide Comprehensive Liability Insurance indemnifying Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises or at the Property as follows: $5,000,000.00 per occurrence/$10,000,000.00 aggregate (combined single limit) for property damage, bodily injury or death."

                  g. UTILITIES. Section 2.3 of the Lease is hereby deleted and the following is hereby inserted in its place:
                           "2.3 UTILITIES Tenant agrees to pay directly to the utility companies providing utilities to the Premises all charges for utilities consumed at the Premises, including without limitation, gas, electricity, and water and sewer charges."

                  h. ADDITIONAL COVENANTS. In ARTICLE III of the Lease (ADDITIONAL COVENANTS OF TENANT):

                           (i) In Section 3.1.2 thereof, (A) the first sentence thereof is hereby amended to insert the words: "the roof and" before the word "both", (B) in the fourth sentence thereof, the phrase "make all repairs to the Building" is hereby replaced by the phrase:
                                    "make all repairs and replacements to the Premises except the Landlord's Repair Obligations, as defined below," and (C) the last sentence thereof is hereby deleted and replaced with the following:

                                    "Notwithstanding anything to the contrary herein contained, except as otherwise provided in this Lease, Landlord agrees to perform the following ("Landlord's Repair Obligations"): (a) to keep in good order, condition and repair the Structure, as defined below, of the Building and (b) to replace the roof of the Building and the HVAC system of the Building when and if required in Landlord's sole reasonable judgment. If, during the Term of this Lease, Landlord shall make a capital expenditure for replacement of the HVAC system of the Building, then, (1) to the extent that any individual capital expenditure for such purpose shall be less than $25,000.00 or any set of capital expenditures for such purpose shall be less than $50,000.00 in any calendar year, Tenant shall pay to Landlord the amount thereof as additional rent hereunder within thirty (30) days of written notice thereof and (2) to the extent that any individual capital expenditure for such purpose shall exceed $25,000.00 or any set of capital expenditures for such purpose shall exceed $50,000.00 in any calendar year, Tenant shall pay to Landlord as additional rent hereunder, in equal monthly installments for the remainder of the Term, from and after the date of such expenditure(s), an amount for each such calendar year equal to the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure or expenditures PLUS an interest factor, reasonably determined by Landlord, as being the greater of (a) the per annum interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located or (b) twelve percent (12%) per annum, by the number of years of useful life of the capital expenditure or expenditures; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure or expenditures. As used herein the term "Structure" means the load bearing portions of the walls, columns, beams, concrete slab, footings, and structural beams of the roof, in each case necessary to preserve the load bearing capacity thereof, and the outer facade of the outer walls (specifically excluding all windows, window casings, glass, and doors)."

                           (ii) The following is hereby inserted at the end of Section 3.3:

                                    "If Tenant assigns this Lease or sublets or otherwise permits occupancy of the Premises or any portion thereof and Landlord consents to the same, Tenant shall pay to Landlord as additional rent, fifty percent (50%) of the amount, if any, by which (a) any and all compensation received by Tenant as a result of such assignment or sublease, or other occupancy, net of reasonable expenses actually incurred by Tenant in connection with such assignment or sublease or other occupancy (with fit-up costs and brokerage fees being amortized without interest over the remaining Term (or, with respect to fit-up costs, the useful life thereof, if greater than the remaining Term) and with such amortization and such excess payments being recalculated upon any extension or renewal of the Term hereof) exceeds (b) in the case of an assignment, the Rent under this Lease, and in the case of a sublease or other occupancy, the portion of the Rent allocable to the portion of the Premises subject to such subletting or other occupancy. Such payments shall be made on the date the corresponding payments under this Lease are due."

                           i. RIGHTS OF MORTGAGEES. In ARTICLE VII of the Lease (MISCELLANEOUS), Section 7.2 thereof is hereby amended and restated to read in its entirety as follows:

         7.2 RIGHTS OF MORTGAGEES.

                  7.2.1 GENERAL. Provided Tenant receives a fully-executed original of the SNDA, as defined below, or a similar instrument reasonably acceptable to Tenant, this Lease shall be subject and subordinate to the lien and terms of any mortgage, deed of trust or ground lease or similar encumbrance (collectively, a
                           "Mortgage", and the holder thereof from time to time the "Holder") from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease; provided, however, that the Holder may at any time elect to subordinate the lien and terms of any such Mortgage to this Lease. If this Lease is subordinate to any Mortgage and the Holder or any other party shall succeed to the interest of Landlord pursuant to the Mortgage (such Holder or other party, a "Successor"), Tenant shall attorn to the Holder or Successor and this Lease shall continue in full force and effect between the Holder or Successor and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as the Holder or Successor reasonably may request. With respect to each Mortgage encumbering the Premises from time to time during the Term, Tenant agrees to execute a subordination, non-disturbance and attornment agreement ("SNDA") in substantially the form attached hereto as EXHIBIT C, and Landlord shall cause the current Holder of the current Mortgage, and make reasonable efforts to cause any future Holder of any future Mortgage, to execute same, and upon any such execution Landlord shall deliver such executed SNDA to Tenant.

                  7.2.2 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the Holder of a Mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Holder of such Mortgage shall never be treated as an assumption by such Holder of any of the obligations of Landlord hereunder unless such Holder shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, such Holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such Holder's Mortgage and the taking of possession of the Premises.

                           (a) In no event shall the acquisition of Landlord's interest in the Premises by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Premises back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor. Landlord shall, however, make reasonable efforts to cause such purchaser-lessor to execute an SNDA with Tenant substantially in the form of EXHIBIT C hereto, and upon any such execution Landlord shall deliver such executed SNDA to Tenant.

                           (b) Except as provided in subsection (a) above, in the event of any transfer of title to the Premises by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder which accrue after the date of such transfer.

                  7.2.3 NOTICE TO MORTGAGEE. After receiving written notice from Landlord of any Holder of a Mortgage which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Holder (provided Tenant shall have been furnished with the name and address of such Holder), and the curing of any of Landlord's defaults by such Holder shall be treated as performance by Landlord.

         j. TENANT'S PREPARATION OF PREMISES. In ARTICLE VIII of the Lease (LEASEHOLD IMPROVEMENTS):

                  (i) In the last paragraph of Section 8.1 of the Lease (Landlord's Work), the $75,000 payment thereunder shall only be due and payable by Tenant if (a) Tenant is in default under the Lease beyond all applicable notice and cure periods, if any, and (b) Landlord exercises any of its remedies as set forth in Article V.

                  (ii) Section 8.2 (Tenant's Preparation of the Premises) is hereby amended to insert the following language at the end of the first paragraph thereof: "The foregoing provisions of this Section 8.2 shall be applicable to Tenant's initial fit up of the Premises at the commencement of the Term. Commencing on August 1, 2000, Landlord shall provide Tenant with a second leasehold improvement allowance (the "Second Leasehold Improvement Allowance") of an amount not to exceed $428,197.00 in the aggregate for painting, carpeting, reconfiguring architecture, engineering and other costs within thirty (30) days of presentation of invoices to Landlord in reasonable detail. Any of the Second Leasehold Improvement Allowance for which disbursement requests have not been made by December 31, 2001 shall be forfeited by Tenant and Landlord shall have no further obligation with respect thereto.

                  (iii) The following is hereby inserted into the Lease as a new Section 8.5:

                           "8.5 (Minor Alterations)

                           Notwithstanding any provision of this Lease to the contrary, without the consent of Landlord, Tenant shall have the right to make alterations to the interior of the Building so long as (a) the cost of the same does not exceed $25,000 in any calendar year, (b) the same does not adversely affect any building system or the Structure of the Building."

                  (iv)     The following is hereby inserted as a new Section
                           8.6:

                           "8.6 (Reseal/Restripe)

                           Landlord agrees to use reasonable efforts to reseal and restripe the Parking Lot adjoining the Building on or before December 31, 2000 or if Landlord is unable to do so, then as soon thereafter as is reasonably practicable."

         k. NOTICES. ARTICLE IX of the Lease (NOTICES) is hereby amended as follows:

                  (1) to change the provision for notice to Landlord to the following: "All notices for Landlord shall be addressed to Landlord c/o Boston Capital Institutional Advisors LLC, One Boston Place, Boston, Massachusetts 02108-4406, Attn: Karl W. Weller, Managing Director, with a copy to Michael F. Burke, Esq., Peabody & Arnold LLP, 50 Rowes Wharf, Boston, Massachusetts 02110, or at such other place as may be designated in written notice to Tenant"; and

                  (2) to delete the last sentence thereof and insert the following in its place: "Unless otherwise directed in writing, all rents shall be payable to Landlord c/o Fleet Lock Box, Boston Capital, Box 31130, 99 Founder's Plaza, Hartford, CT 06150 or at such other place as Landlord shall from time to time designate by notice to Tenant."

         l. OPTION TO EXTEND. The following language is hereby inserted into the Lease as Article XIII:

                                  "ARTICLE XIII
                                OPTION TO EXTEND

         13.1 Provided that Tenant is not then in default hereunder beyond applicable cure periods, if any, Tenant shall have the option (the "Extension Option") to extend the Term of this Lease for an additional period of five (5) years commencing on August 1, 2011 and expiring on July 31, 2016 (the "Extension Term"). The Extension Option may be exercised by Tenant delivering to Landlord written notice thereof (the "Tenant Extension Notice") not earlier than February 1, 2010 and not later than July 31, 2010. The Extension Term shall be upon all of the same terms, covenants and conditions of this Lease as are in effect upon Tenant's exercise of such Extension Option, except
                  (i) as to Annual Fixed Rent, which shall be determined as set forth below, and (ii) that Tenant shall have no further extension rights unless otherwise agreed to in writing by Landlord.

                           Notwithstanding any provision herein to the contrary,
                  the Extension Option shall be null and void upon the occurrence of any of the following events: (i) Tenant's failure to exercise the Extension Option within the aforementioned time period in accordance with the provisions set forth herein, or (ii) Tenant assigning its interest in this Lease, or (iii)

                  Tenant at the time of such exercise having subleases in effect which total more than 25% of the square footage in the Building.

         13.2     If Tenant exercises the Extension Option as provided in
                  Section 13.1 above, then the annual fixed rental (Rent), as described in Section 2.1 of this Lease and in Exhibit 1 to this Lease, for the Extension Term shall be the greater of (i) $2,875,037 or (ii) the Fair Market Rent. As used herein, the term "Fair Market Rent" means the Annual Fixed Rent as determined: (i) by agreement between Landlord and Tenant, negotiating in good faith, no later than thirty (30) days after Tenant's timely exercise of the Extension Option, or
                  (ii) if Landlord and Tenant shall not have agreed upon the Fair Market Rent by said date as aforesaid (an "Impasse"), then Fair Market Rent for the Extension Term shall be fixed by means of an Appraisers' Determination as defined below.

         13.3 The term "Appraisers' Determination" refers to the following procedures and requirements:

                  If an Impasse, as defined in Section 13.2 of this Lease, occurs, then, for the purpose of fixing the Fair Market Rent for the Extension Term, Landlord and Tenant shall agree upon an appraiser who shall be a member of the M.A.I. or Counselors of Real Estate (CRE) (or successor professional organizations) and shall have at least ten (10) years experience appraising rental values of comparable properties in the greater Boston market area.

                  If Landlord and Tenant are not able to agree upon an appraiser by the date which is ten (10) days after such an Impasse (the "Appraiser Selection Deadline"), each of Landlord and Tenant shall, within ten (10) additional days, that is, by the date which is twenty (20) days after an Impasse, select an appraiser with the foregoing qualifications whereupon each of said appraisers shall, within five (5) days of their selection hereunder, select a third appraiser with the foregoing qualifications. The Fair Market Rent for the Extension Term shall thereafter be determined to be the amount equal to the average of the two appraisals which are closest in dollar amount to each other except that if all three appraisals are apart in equal amounts, then the appraisal which falls in the middle shall be the Fair Market Rent for the Extension Term. If either party fails to select an appraiser by the Appraiser Selection Deadline, then the appraiser selected by the other party, if selected by the Appraiser Selection Deadline, shall be the sole appraiser. Landlord and Tenant shall share equally the expense of any and all appraisers. The appraiser(s) shall be obligated to make a determination of Fair Market Rent within thirty (30) days of the appointment of either the single appraiser (if only one) and within thirty (30) days of the appointment of the third appraiser (if three are so appointed). In determining the Fair Market Rent for the Extension Term, the appraisers shall consider, among other things, the then current arms length basic rent being charged to tenants for comparable properties in the greater Boston market area. The appraisers shall not have the right to modify any provision of this Lease and shall only determine the Fair Market Rent which shall constitute the annual fixed rent (Rent) under this Lease for the Extension Term.

         m. EXHIBIT C attached to this Amendment is hereby inserted into the Lease as EXHIBIT C thereto.

4. BROKERS. Landlord and Tenant each represent that there are no brokers involved with respect to this Amendment other than Meredith & Grew Incorporated and Spaulding & Slye/Colliers and each party agrees to indemnify, defend and hold harmless the other with respect to any other broker in connection herewith. Landlord shall be responsible for any commission due to Meredith & Grew Incorporated and Spaulding & Slye/Colliers with respect to the transaction contemplated by this Amendment.

5. EFFECTIVE DATE. The parties agree that this Amendment shall be effective from and after the date hereof and not to any period of time prior thereto. To the extent this Amendment contains language which purports to amend the Lease with respect to periods of time prior to the date hereof, such language is for clarification purposes only and shall not be deemed to change the obligations of the parties with respect thereto. In no event shall this Amendment be construed to impose any liability on Landlord for any period of time preceding its ownership of the Premises.

6. RATIFICATION OF LEASE PROVISIONS. Except as otherwise expressly amended, modified and provided for in this Amendment, Tenant hereby ratifies all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

7. ENTIRE AMENDMENT. This Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

8. BINDING AMENDMENT. This Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

9. GOVERNING LAW. This Amendment shall be governed by the law of the state in which the Premises is located and the parties hereby submit to the jurisdiction of such state.

10. SEVERABILITY. If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of each such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

11. NO RESERVATION. Submission of this Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this Amendment shall not be effective until execution and delivery by all parties.

12. COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



              [The Remainder of this Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date and year first above written.


                                 LANDLORD:


                                 BCIA NEW ENGLAND HOLDINGS LLC, a Delaware limited liability company

                                 By: BCIA NEW ENGLAND HOLDINGS MASTER LLC, a
                                     Delaware limited liability company,
                                     its Manager

                                     By: BCIA NEW ENGLAND HOLDINGS MANAGER LLC,
                                         a Delaware limited liability company,
                                         its Manager

                                         By: BCIA NEW ENGLAND HOLDINGS MANAGER
                                             CORP., a Delaware corporation,
                                             its Manager

                                             By:     /s/ Karl W. Weller
                                             Name:   Karl W. Weller
                                             Title:  EVP

                                 TENANT:

                                 PRI AUTOMATION, INC.,
                                 a Massachusetts corporation

                                 By:     /s/ Cosmo S. Trapani
                                 Name:   Cosmo S. Trapani
                                 Title:  VP & CFO

                                    EXHIBIT C
         Form of Subordination, Non-Disturbance and Attornment Agreement

THIS AGREEMENT is made and entered into as of the _____ day of ____________, _____ by and between THE CHASE MANHATTAN BANK, as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance Corp Commercial Mortgage Pass-Through Certificates Series 1999-FL1 ("MORTGAGEE"), and Power-One, Inc., a Delaware corporation ("LESSEE").

                                R E C I T A L S:

         A. Mortgagee has made a loan (the "LOAN") to BCIA New England Holdings LLC, a Delaware limited liability company ("BORROWER"), secured by the Borrower's interest in the real property known and numbered 805 Middlesex Turnpike, Billerica, Massachusetts, and more particularly described in EXHIBIT A attached hereto and incorporated herein by reference (said real property and improvements being herein called the "PROJECT"), such Loan being secured by a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated _________________ (the "MORTGAGE"), and recorded with the ______________Registry of Deeds in Book ____, Page ___, which Mortgage constitutes a lien or encumbrance on the Project; and

         B. Lessee is the holder of a leasehold estate in and to the Project (the "DEMISED PREMISES"), under that Lease Agreement (the "LEASE") dated _______________, 2000, executed by Borrower, as Landlord (Borrower being sometimes hereinafter called "LESSOR"), and Lessee, as Tenant; and

         C. Lessee and Mortgagee desire to confirm their understandings with respect to the Lease and the Mortgage.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Lessee and Mortgagee agree and covenant as follows:

                  1. NON-DISTURBANCE. Mortgagee agrees that it will not disturb the possession of Lessee under the Lease upon any judicial or non-judicial foreclosure of the Mortgage or upon acquiring title to the Project by deed-in-lieu of foreclosure, or otherwise, if the Lease is in full force and effect and Lessee is not then in default under the Lease, and that Mortgagee will accept the attornment of Lessee thereafter so long as Lessee is not in default under the Lease.

                  2. ATTORNMENT. If the interests of Lessor in and to the Demised Premises are owned by Mortgagee by reason of any deed-in-lieu of foreclosure, judicial foreclosure, sale pursuant to any power of sale or other proceedings brought by it or by any other manner, including, but not limited to, Mortgagee's exercise of its rights under any assignment of leases and rents, and Mortgagee succeeds to the interest of Lessor under the Lease, Lessee shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extension thereof duly exercised by Lessee with the same force and effect as if Mortgagee were the Lessor under the Lease; and Lessee does hereby attorn to Mortgagee, as its lessor, said attornment to be effective and self-operative, without the execution of any further instruments on the part of any of the parties hereto, immediately upon Mortgagee's succeeding to the interest of Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Mortgagee until Lessee receives written notice from Mortgagee that Mortgagee has succeeded to the interest of the Lessor under the Lease or otherwise has the right to receive such rents. The respective rights and obligations of Lessee and Mortgagee upon such attornment, to the extent of the then remaining balance of the term of the Lease, shall be and are the same as now set forth therein, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference, with the same force and effect as if set forth in full herein.

                  3. MORTGAGEE'S OBLIGATIONS. If Mortgagee shall succeed to the interest of Lessor under the Lease, Mortgagee, subject to the last sentence of this Paragraph 3, shall be bound to Lessee under all of the terms, covenants and conditions of the Lease; provided, however, that Mortgagee shall not be:

                           (a) Liable for any act or omission of any prior lessor (including Lessor); or

                           (b) Subject to the offsets or defenses which Lessee might have against any prior lessor (including Lessor); or

                           (c) Bound by any rent or additional rent or advance rent which Lessee might have paid for more than the current month to any prior lessor (including Lessor), and all such rent shall remain due and owing, notwithstanding such advance payment; or

                           (d) Bound by any security or advance rental deposit made by Lessee which is not delivered or paid over to Mortgagee and with respect to which Lessee shall look solely to Lessor for refund or reimbursement;

                           (e) Bound by any termination, amendment or modification of the Lease made without its consent and written approval;

                           (f) Liable under any warranty of construction contained in the Lease or any implied warranty of construction; or

                           (g) Liable for the performance or completion of any construction obligations under the Lease or for any loan or contribution or rent concession towards construction of the Demised Premises pursuant to the Lease.

Neither THE CHASE MANHATTAN BANK, as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance Corp Commercial Mortgage Pass-Through Certificates Series 1999-FL1, nor any other party who from time to time shall be included in the definition of Mortgagee hereunder, shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own an interest in the Project. Nothing in this Agreement shall be construed to require Mortgagee to see to the application of the proceeds of the Loan, and Lessee's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing the Loan. Lessee acknowledges that Mortgagee is obligated only to Borrower to make the Loan only upon the terms and subject to the conditions set forth in the Loan Agreement between Mortgagee and Borrower pertaining to the Loan. In no event shall Mortgagee or any purchaser of the Project at foreclosure sale or any grantee of the Project named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Mortgagee or any such purchaser or grantee (collectively the Mortgagee, such purchaser, grantee, heir, legal representative, successor or assignee, the "SUBSEQUENT LANDLORD") have any personal liability for the obligations of Lessor under the Lease and should the Subsequent Landlord succeed to the interests of the Lessor under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Project for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease; provided, however, that the Lessee may exercise any other right or remedy provided thereby or by law in the event of any failure by Lessor to perform any such material obligation.

                  4. SUBORDINATION. The Lease and all rights of Lessee thereunder are subject and subordinate to the lien and the terms of the Mortgage and to any deeds of trust, mortgages, ground leases or other instruments of security which do now or may hereafter cover the Project or any interest of Lessor therein (collectively, the "PRIOR ENCUMBRANCES") and to any and all advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions of the Mortgage or of any of the Prior Encumbrances. This provision is acknowledged by Lessee to be self-operative and no further instrument shall be required to effect such subordination of the Lease. Lessee shall, however, upon demand at any time or times execute, acknowledge and deliver to Mortgagee any and all instruments and certificates that in Mortgagee's judgment may be necessary or proper to confirm or evidence such subordination. If Lessee shall fail or neglect to execute, acknowledge and deliver any such instrument or certificate, Mortgagee may, in addition to any other remedies Mortgagee may have, as agent and attorney-in-fact of Lessee, execute, acknowledge and deliver the same and Lessee hereby irrevocably appoints Mortgagee as Lessee's agent and attorney-in-fact for such purpose. However, notwithstanding the generality of the foregoing provisions of this paragraph, Lessee agrees that Mortgagee shall have the right at any time to subordinate the Mortgage, and any such other mortgagee or ground lessor shall have the right at any time to subordinate any such Prior Encumbrances, to the Lease on such terms and subject to such conditions as Mortgagee, or any such other mortgagee or ground lessor, may deem appropriate in its discretion.

                  5. NEW LEASE. Upon the written request of either Mortgagee or Lessee to the other given at the time of any foreclosure, trustee's sale or conveyance in lieu thereof, the parties agree to execute a lease of the Demised Premises upon the same terms and conditions as the Lease between Lessor and Lessee, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

                  6. NOTICE. Lessee agrees to give written notice to Mortgagee of any default by Lessor or Borrower under the Lease not less than thirty (30) days prior to terminating the

Lease or exercising any other right or remedy thereunder or provided by law. Lessee further agrees that it shall not terminate the Lease or exercise any such right or remedy provided such default is cured within such thirty (30) days; provided, however, that if such default cannot by its nature be cured within thirty (30) days, then Lessee shall not terminate the Lease or exercise any such right or remedy, provided the curing of such default is commenced within such thirty (30) days and is diligently prosecuted thereafter. Such notices shall be delivered by certified mail, return receipt requested to:

                           GE Capital Loan Services, Inc.
                           363 North Sam Houston Parkway East, Suite 1200 Houston, Texas 77060
                           Attention:  Pat McEntee

                           and

                           General Electric Capital Corporation
                           Long Ridge Road
                           Stamford, Connecticut 06927
                           Attention:  Vice President, Securitizations

                  7. MORTGAGEE. The term "Mortgagee" shall be deemed to include THE CHASE MANHATTAN BANK, as Trustee under that certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance Corp Commercial Mortgage Pass-Through Certificates Series 1999-FL1 and any of its successors and assigns, including anyone who shall have succeeded to Lessor's interest in and to the Lease and the Project by, through or under judicial foreclosure or sale under any power or other proceedings brought pursuant to the Mortgage, or deed in lieu of such foreclosure or proceedings, or otherwise.

                  8. ESTOPPEL. Lessee hereby certifies, represents and warrants to Mortgagee that:

                           (a) That the Lease is a valid lease and in full force and effect. That there is no existing default in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default;

                           (b) That the Lease has not been amended, modified, supplemented, extended, renewed or assigned, and represents the entire agreement of the parties;

                           (c) That, except as provided in the Lease, Lessee is entitled to no rent concessions or abatements;

                           (d) That Lessee shall not pay rental under the Lease for more than one (1) month in advance. Lessee agrees that Lessee shall, upon written notice by Mortgagee, pay to Mortgagee, when due, all rental under the Lease;

                           (e) That all obligations and conditions under the Lease to be performed to date have been satisfied, free of defenses and set-offs;

                           (f) That Lessee has not received written notice of any claim, litigation or proceedings, pending or threatened, against or relating to Lessee, or with respect to the Demised Premises which would affect its performance under the Lease. Lessee has not received written notice of any violations of any federal, state, county or municipal statutes, laws, codes, ordinances, rules, regulations, orders, decrees or directives relating to the use or condition of the Demised Premises or Lessee's operations thereon.

                  9. MODIFICATION AND SUCCESSORS. This Agreement may not be modified orally or in any manner other than by an agreement, in writing, signed by the parties hereto and their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

                  10. COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MORTGAGEE:                          THE CHASE MANHATTAN BANK, as Trustee under
                                    that certain Pooling and Servicing Agreement dated as of November 1, 1999 for Certificateholders of the Office Finance
                                    Corp Commercial Mortgage Pass-Through
                                    Certificates Series 1999-FL1


                                    BY:      GE CAPITAL LOAN SERVICES, INC., as
                                             Servicer pursuant to that certain
                                             Pooling and Servicing Agreement
                                             dated as of November 1, 1999 for
                                             Certificateholders of the Office
                                             Finance Corp Commercial Mortgage
                                             Pass-Through Certificates Series
                                             1999-FL1.

                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:



LESSEE:
                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

STATE OF
         -------------------------------

COUNTY OF
          ------------------------------

         This instrument was acknowledged before me on this ___________ day of ___________________ , ______ by __________________________________, as
__________________________________ of GE CAPITAL LOAN SERVICES, INC., a Delaware
corporation, on behalf of said corporation.


(SEAL)
                                      ------------------------------------------
                                      Notary Public in and for
                                      the State of
                                                   -------------



                                      ------------------------------------------
                                      Print name of notary


                                      My Commission Expires:
                                                            --------------------



STATE OF
         -------------------------------

COUNTY OF
          ------------------------------

         This instrument was acknowledged before me on this __________ day of _______, _____ by ______________________, as _________________________ of
_____________________, a _________________, on behalf of said _________________.



(SEAL)
                                       -----------------------------------------
                                       Notary Public in and for
                                       the State of __________



                                       -----------------------------------------
                                       Print name of notary


                                       My Commission Expires:
                                                             -------------------